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                                                                   Exhibit 23.02
                                                                   -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1998 which appears on page 28 of the 1997 Annual Report to Stockholders of ONSALE, Inc., which is incorporated by reference in ONSALE, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


San Jose, California
June 13, 1998